                                                                       EXHIBIT G

                                VOTING AGREEMENT
                              AND IRREVOCABLE PROXY

     This Voting Agreement and Irrevocable Proxy ("Agreement") is made and
                                                   ---------
entered into as of September 10, 2001 by and between North Texas Opportunity Fund LP, a Texas limited partnership ("NTOF"), and the undersigned beneficial
                                       ----
owner of shares of common stock (the "Shareholder") of Fresh America Corp., a Texas corporation (the "Company").
                        -------

                                    RECITALS

     A. The Company, NTOF, and each of John Hancock Life Insurance Company ("JH
                                                                             --
Life"), John Hancock Variable Life Insurance Company ("JH Variable"), Signature
----                                                   -----------
1A (Cayman), Ltd. ("Cayman"), Signature 3 Limited ("Signature 3") and Investors
                    ------                          -----------
Partner Life Insurance Company ("Investors" and, together with JH Life, JH
                                 ---------
Variable, Cayman and Signature 3, individually a "Hancock Entity" and
                                                  --------------
collectively, the "Hancock Entities") have entered into a Securities Exchange
                   ----------------
and Purchase Agreement, dated as of August 14, 2001 (the "Securities Purchase
                                                          -------------------
Agreement"), and a Shareholders Agreement, dated as of August 14, 2001 (the
---------
"Shareholders Agreement" and, together with the Securities Purchase Agreement,
 ----------------------
the "Agreements") pursuant to which, among other things, (i) NTOF has agreed to
     ----------
invest $5 million in cash in the Company in exchange for 50,000 shares of the Company's Series D Preferred Stock and warrants exercisable into 50% of the Company's fully diluted common stock and (ii) the Hancock Entities have agreed to exchange all securities previously issued by the Company to the Hancock Entities (including, without limitation, $20 million of the Company's 12% Senior Subordinated Notes due May 1, 2007) for 27,000 shares of the Company's Series D Preferred Stock and warrants exercisable into 27% of the Company's fully diluted common stock. Pursuant to the Agreements, and upon consummation of the transactions contemplated thereby, NTOF will have the right to appoint three directors to the Company's five-member board of directors and the Hancock Entities will have the right to appoint one director to the Company's board.

     B. The Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such
                                                      ------------
number of shares of the outstanding common stock of the Company as is indicated on the final page of this Agreement (the "Shares").
                                          ------

     C. As a material inducement to consummating the transactions contemplated by the Agreements, NTOF desires that the Shareholder agree, and the Shareholder is willing to agree, not to transfer or otherwise dispose of any of the Shares or any New Shares (as defined in Section 1.2) prior to the Expiration Date (as
                                 -----------
defined in Section 1.1), except as otherwise permitted hereby, and to vote the
           -----------
Shares and any New Shares so as to facilitate consummation of the transactions contemplated by the Agreements.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, the parties agree as follows:

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     1.  Agreement to Retain Shares and New Shares.

     1.1 Transfer and Encumbrance. Except as otherwise set forth in Section 1.3,
                                                                    -----------
the Shareholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of (collectively, "Transfer") or encumber any of the Shares or any New
                           --------
Shares, in each case over which the Shareholder possesses dispositive power, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the
                                           ---------------
earlier to occur of (i) such date and time as (a) the transactions contemplated by the Agreements have been approved by the shareholders of the Company and (b) all filings with any governmental authorities or agencies necessary to facilitate the purposes and intent of the Agreements have been made and are effective, (ii) such date and time as NTOF, any of the Hancock Entities or the Company elects not to consummate the transactions contemplated by the Agreements or (iii) December 31, 2001.

     1.2 Additional Purchases. The Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which the Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date (collectively, "New Shares") shall be
                                                           ----------
subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     1.3 Permitted Transfers. Notwithstanding anything contained or implied herein to the contrary, the Shareholder shall be permitted to Transfer any Shares or any New Shares, in each case over which the Shareholder possesses dispositive power, to any third party (i) that agrees (pursuant to a written agreement in form and substance reasonably satisfactory to NTOF and the Company) to be bound by the terms and conditions of this Agreement or (ii) if such Transfer is required pursuant to any judgement, rule, order or other decree issued or otherwise promulgated by any governmental authority having jurisdiction over the Shareholder or such Shares or New Shares. The Shareholder hereby agrees to give each of NTOF and the Company five (5) business days' prior written notice of any proposed or required Transfer of any Shares or any New Shares.

     2. Agreement to Vote Shares and New Shares. At every meeting of the shareholders of the Company called with respect to, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to, approval of the transactions contemplated by the Agreements and any matter that could reasonably be expected to facilitate the transactions contemplated by the Agreements, the Shareholder shall vote the Shares and any New Shares, in each case over which the Shareholder possesses voting power, (i) in favor of approval of the transactions contemplated by the Agreements and any matter that could reasonably be expected to facilitate the transactions contemplated by the Agreements and (ii) against any agreement, arrangement or other transaction that, directly or indirectly, is inconsistent with the Agreements or the transactions contemplated thereby or that is reasonably likely to impede, interfere with, delay or postpone the transactions contemplated by the Agreements. Without limiting the foregoing, the Shareholder shall vote the Shares and any New Shares, in each case over which the Shareholder possesses voting power, in favor of amending the Company's existing Articles of Incorporation, among other things, (a) to increase the number of authorized shares of common stock of the Company to a number sufficient to accommodate the issuance of the common stock issuable to NTOF and the Hancock Entities under their respective warrants and (b) to decrease the stated par value of the common stock of the Company from $.01 per share to $.0001 per share. The Shareholder agrees not to take any actions contrary to the Shareholder's obligations under this Agreement.

     3. Irrevocable Proxy. THE SHAREHOLDER HEREBY GRANTS TO AND APPOINTS ARTHUR
W. HOLLINGSWORTH AND LUKE M. SWEETSER, AND EACH OF THEM INDIVIDUALLY, AS SUCH SHAREHOLDER'S SOLE AND EXCLUSIVE PROXIES AND ATTORNEYS-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE OR TO ACT BY WRITTEN CONSENT WITH RESPECT TO, IN EACH CASE TO THE FULLEST EXTENT PERMITTED BY AND SUBJECT TO APPLICABLE LAW, THE SHARES AND ANY NEW SHARES, IN EACH CASE over which THE Shareholder possesses voting power, IN RESPECT OF ANY MATTER SPECIFIED IN SECTION 2. THIS PROXY IS
                                                    ---------
COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE THROUGH THE EXPIRATION DATE. THE SHAREHOLDER FURTHER AGREES TO TAKE SUCH OTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS, IN EACH CASE AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS VOTING AGREEMENT AND IRREVOCABLE PROXY, AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE SHAREHOLDER WITH RESPECT TO THE SHARES OR ANY NEW SHARES THAT IS INCONSISTENT WITH THE INTENT HEREOF.

     4. Representations, Warranties and Covenants of the Shareholder. The Shareholder hereby represents, warrants and covenants to NTOF that the Shareholder (i) is the beneficial owner of the Shares, which Shares, to the best of the Shareholder's knowledge, are, as of the date hereof, and will be, at all times until the Expiration Date, free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not, as of the date hereof, beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, to enter into and to carry out the terms of this Agreement and the Proxy.

     5. Additional Documents. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of NTOF and the Company, as the case may be, to carry out the intent of this Agreement.

     6. Consent and Waiver. The Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the transactions contemplated by the Agreements under the terms of any agreements to which the Shareholder is a party or pursuant to any rights the Shareholder may have.

     7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.  Miscellaneous.

     8.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     8.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

     8.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     8.4 Specific Performance: Injunctive Relief. The parties hereto acknowledge that NTOF will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to NTOF upon any such violation, NTOF shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to NTOF at law or in equity.

     8.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to NTOF:                 North Texas Opportunity Fund LP
                                 13355 Noel Road, Suite 2210
                                 Dallas, Texas  75240
                                 Attention:  Arthur W. Hollingsworth
                                 Facsimile:  (972) 702-7391

     With a copy to:             Patton Boggs LLP
                                 2001 Ross Avenue, Suite 3000
                                 Dallas, Texas  75201
                                 Attention:  R. Jeffery Cole
                                 Facsimile:  (214) 758-1550

     If to the Shareholder:      At the address provided on the signature
                                 page hereto

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     8.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas without giving effect to the conflicts of laws principles thereof.

     8.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

     8.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same agreement.

     8.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

     8.10 Section References. Unless the context clearly requires otherwise, all section references contained in this Agreement refer to the applicable sections of this Agreement.

                      [The next page is the signature page]

                         NORTH TEXAS OPPORTUNITY FUND LP

                         By:    North Texas Opportunity Fund Capital
                                Partners LP, its general partner

                                By:     NTOF LLC, its general partner



                                By:  /s/ Arthur W. Hollingsworth

                                     -------------------------------------------
                                Name:     Arthur W. Hollingsworth
                                Title:    Manager


                         SHAREHOLDER

                         -------------------------------------------------------
                         Name:
                              --------------------------------------------------
                                [Insert name if an individual]


                         Gruber & McBaine Capital Management
                         -------------------------------------------------------
                         [Insert name if a corporation, partnership or other entity]


                         By:     /s/ J. Patterson McBaine
                                 -----------------------------------------------
                         Name:   J. Patterson McBaine
                                 -----------------------------------------------
                         Title:  Manager
                                 -----------------------------------------------


                        Shareholder's Address for Notice:

                         50 Osgood Place
                         -------------------------------------------------------
                         San Francisco, CA  94133
                         -------------------------------------------------------

                         -------------------------------------------------------


                         Number of Shares Beneficially Owned as of the Date Hereof:

                               767,400                    shares of Common Stock
                         --------------------------------

                         Number of Shares Beneficially Owned as of the Date Hereof Over Which Such Shareholder Possesses Dispositive Power:

                               767,400                    shares of Common Stock
                         --------------------------------

                         Number of Shares Beneficially Owned as of the Date Hereof Over Which Such Shareholder Possesses Voting
                         Power:

                               767,400                    shares of Common Stock
                         --------------------------------